UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/10/2006

NYMEX Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-30332

DE	13-4098266
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One North End Avenue, World Financial Center, New York , NY 10282-1101
(Address of principal executive offices, including zip code)

(212) 299-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On April 5, 2006, NYMEX Holdings, Inc. (the "Company") entered into an employment agreement with Christopher K. Bowen, the Company's General Counsel and Chief Administrative Officer.

This agreement is effective as of March 1, 2006, and provides for Mr. Bowen to earn a salary of $500,000 per year through February 28, 2009, subject to automatic one year renewal periods unless either party notifies the other party of non-renewal thirty days prior to expiring term. In addition to his annual salary, Mr. Bowen shall be paid an annual bonus in an amount to be determined by the Board of Directors, but in no event less than $250,000 per year (including calendar year 2006). In the event that the Company awards stock options in connection with an initial public offering or private placement of its equity securities, Mr. Bowen will be entitled to receive a stock option grant that is not materially different in amount than the stock option grants provided to the Company's Chief Information Officer and to its Chief Operating Officer.

If Mr. Bowen is terminated without Cause or if he resigns for Good Reason (each as defined in his agreement), he will be entitled to: (A) a cash termination payment equal to 150% of the sum of his (x) annual salary and (y) the minimum annual bonus, all payable in prescribed installments over a one-year period, (B) health insurance benefits for up to 12 months after termination of employment, and (C) the vesting of all stock options, if any, held by Mr. Bowen upon termination of employment.

If Mr. Bowen is terminated for cause, the Company shall have no obligations beyond those accrued prior to termination, and as required by applicable law. The term "Cause" includes Mr. Bowen's conviction of a felony, or conviction of any other crime involving dishonesty or breach of trust; a violation involving dishonesty, breach of trust or bad faith of any statute, regulation or rule in the areas of commodities or securities regulation that results in sanctions against Mr. Bowen or the Company; deliberate misconduct, willful dereliction of duty, fraud, misappropriation or embezzlement; failure to devote substantially all of his business time and efforts to the Company; or the uncured material breach of the terms of his agreement. The term "Good Reason" is defined as relocation by more than 50 miles of Mr. Bowen's principal place of employment or a material uncured breach by the Company. In addition, Mr. Bowen is subject to a non-compete restriction for a period of either six months (in the event of a for Cause termination) or one year (in the event of a voluntary, not for Cause or Good Reason termination) after employment has terminated, as the case may be, and to customary confidentiality and non-solicitation provisions.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYMEX Holdings, Inc.

Date: April 10, 2006	By:	/s/ Richard Kerschner
Richard Kerschner
Senior Vice President, Corporate Governance and Strategic Initiatives

Exhibit Index

Exhibit No.	Description
EX-10.1	Employment Agreement